UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): January 23, 2024

Enviva Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37363	46-4097730
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7272 Wisconsin Ave.	Suite 1800
Bethesda,	MD	20814
(Address of principal executive offices)		(Zip code)

(301)	657-5560
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	EVA	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 3.01.    Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On January 23, 2024, Enviva Inc. (the “Company”) was notified by the New York Stock Exchange (the “NYSE”) that the average closing price of the Company’s shares of common stock, par value $0.001 per share (the “Common Stock”), had fallen below $1.00 per share over a period of 30 consecutive trading days, which is the minimum average closing price required to maintain continued listing on the NYSE under Section 802.01C of the NYSE Listed Company Manual.

Under the NYSE’s rules, the Company has a period of six months following receipt of the notice to regain compliance with the minimum share price requirement. To regain compliance, on the last trading day in any calendar month during the cure period, the Common Stock must have (i) a closing price of at least $1.00 per share and (ii) an average closing price of at least $1.00 per share over the 30-trading-day period ending on the last trading day of such month.

The Company intends to consider available options to cure the deficiency and regain compliance.

The notice has no immediate impact on the listing of the Common Stock, which will continue to be listed and traded on the NYSE during the six-month cure period, subject to the Company’s compliance with the other listing requirements of the NYSE. The Common Stock will continue to trade under the symbol “EVA,” but will have an added designation of “.BC” to indicate that the Company currently is not in compliance with the NYSE’s continued listing requirements. If the Company is unable to regain compliance, the NYSE will initiate procedures to suspend and delist the Common Stock.

The notice does not affect the Company’s ongoing business operations or its reporting requirements with the Securities and Exchange Commission.

If the Common Stock ultimately were to be delisted for any reason, it could negatively impact the Company by (i) reducing the liquidity and market price of the Common Stock; (ii) reducing the number of investors willing to hold or acquire the Common Stock, which could negatively impact the Company’s ability to raise equity financing; (iii) limiting the Company’s ability to use a registration statement to offer and sell freely tradable securities, thereby preventing the Company from accessing the public capital markets; and (iv) impairing the Company’s ability to provide equity incentives to its employees.

Item 7.01.    Regulation FD Disclosure.

On January 29, 2024, the Company issued a press release with respect to the receipt of the notice of noncompliance from the NYSE. A copy of the press release is furnished as Exhibit 99.1 hereto and is incorporated by reference herein.

The information in this Item 7.01 (including the exhibit) shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, and is not incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act.
Item 9.01.    Financial Statements and Exhibits.
Exhibits.

EXHIBIT NUMBER	DESCRIPTION
99.1*	Press Release, dated January 29, 2024, titled “Enviva Receives Continued Listing Standard Notice from the NYSE.”
104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL.
*Furnished herewith.

SIGNATURES
Pursuant to the requirements of the Exchange Act, the registrant has duly caused this Current Report to be signed on its behalf by the undersigned hereunto duly authorized.
ENVIVA INC.

Date: January 29, 2024    By:     /s/ Jason E. Paral
Name:    Jason E. Paral
Title:    Executive Vice President, General Counsel, and Secretary
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